EXHIBIT 10.37

                        ALL AMERICAN SEMICONDUCTOR, INC.
                       SALARY CONTINUATION PLAN AGREEMENT

     THIS AGREEMENT, made and entered into as of this ______ day of _______________, 1997, by and between ALL AMERICAN SEMICONDUCTOR, INC., a DELAWARE corporation, and its subsidiaries, with principal offices and place of business in the State of FLORIDA (hereinafter collectively referred ____ to ____ as ____ the ____ "Corporation"), ____ and ____________________, an individual residing in the State of _________________ (hereinafter referred to as the "Executive").

     WITNESSETH THAT:

     WHEREAS, the Executive is employed by the Corporation; and

     WHEREAS, the Corporation recognizes the value of the services performed by the Executive and wishes to encourage his continued employment; and

     WHEREAS, the Corporation wishes to provide the Executive with certain supplemental payments to the Executive upon his retirement from service with the Corporation; and

     WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Corporation shall pay such additional compensation to the Executive after his

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retirement or death benefit to his beneficiary after the Executive's death; and

     WHEREAS, the parties hereto intend that this Agreement be considered an unfunded arrangement, maintained primarily to provide deferred compensation to the Executive, a member of a select group of management or highly compensated Executives of the Corporation, for purposes of the Employee Retirement Security Act of 1974, as amended;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     Certain words and phrases are defined when first used in later paragraphs of this Agreement. In addition, the following words and phrases when used herein, unless the context clearly requires otherwise, shall have the following respective meanings:

     1.1 ADDITIONS. Additions shall be the amount credited by the Corporation based on its Hypothetical Investment.

     1.2 AGREEMENT. This Agreement, together with any and all amendments or supplements thereto.

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     1.3 CHANGE IN CONTROL OF THE MANAGEMENT OF THE CORPORATION. For purposes of this Agreement, Change of Control of the Management of the Corporation shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Act of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Corporation of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Corporation's then outstanding securities, or a liquidation or dissolution of the Corporation or of the sale of all or substantially all of the Corporation's assets.

     1.4 CODE. The Internal Revenue Code of 1986, as amended or as it may be amended from time to time.

     1.5 CONTRIBUTION. The amount the Corporation agrees to credit to the Executive's Retirement Account in any given year. The Corporation's Contribution, if any, is completely

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at the Corporation's sole discretion and the Corporation is under no obligation to make a Contribution in any given year.

     1.6 EFFECTIVE DATE. The effective date of the execution of this Agreement is _________________, 1997.

     1.7 FISCAL YEAR. The taxable year of the Corporation.

     1.8 NORMAL RETIREMENT DATE. The date the Executive attains age sixty-five
(65).

     1.9 RETIREMENT ACCOUNT. Book entries maintained by the Corporation reflecting cumulative Contributions and Additions thereon, provided however, that the existence of such book entries and the Retirement Account shall not create and shall not be deemed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Executive, his designated beneficiary or other beneficiaries under this Agreement.

                                    ARTICLE 2

                               RETIREMENT BENEFIT

     2.1 CONTRIBUTION. The Corporation may, at the Corporation's sole discretion, credit to the Executive's Account an amount as determined by the Corporation each year. The Corporation is under no obligation to make a contribution in any year.

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     2.2 ADDITIONS. The Corporation hereby agrees that it will credit
Contributions with investment gains or losses as calculated by the Hypothetical Investment in Article 2.3 below, from and after any Contributions are credited to the Executive. Additions shall continue up to the date Retirement Benefits, Disability Benefits, Death Benefits or Termination Benefits, whichever applies, begin hereunder.

     2.3 HYPOTHETICAL INVESTMENT. Additions shall be calculated at a rate computed as if the Corporation had invested the Contributions in an investment selected by the Corporation. The Corporation shall report the credited investment result at least annually to the Executive. The Corporation may give the Executive investment preference choices on a quarterly basis. The Corporation, as owner of any asset, will have ultimate control over any investment, if any, made by the Corporation. The Corporation may change the Hypothetical Investment. The Executive or the Executive's beneficiary shall not construe the Hypothetical Investment as creating any fiduciary relationship or trust of any kind between the Corporation and the Executive, his beneficiaries or any other beneficiaries.

     2.4 RETIREMENT ACCOUNT. The Executives Retirement Account shall be the sum of the Corporation's cumulative Contributions and Additions thereon, as reflected on the book entry made by the Corporation.

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     2.5 RETIREMENT BENEFIT. The Corporation agrees that, from and after the retirement of the Executive after reaching his Normal Retirement Age, the Corporation shall thereafter pay the Vested Retirement Account to the Executive as a Retirement Benefit according to the payout method the Executive selects.

     2.6 PAYOUT ELECTION OPTIONS. The Executive shall designate in writing the method of payment the Executive wishes.

     The Executive may elect to receive the benefits:
     a)  In one lump sum;
     b)  in sixty (60) equal monthly installments; or
     c)  in one hundred and twenty (120) equal monthly installments.

     The election relating to Retirement Benefits must be made at least ninety
(90) days prior to the date of Normal Retirement and shall be irrevocable within ninety (90) days prior to the date of normal retirement. The first designated payment or the single payment, whichever applies, shall be due and payable on the first day of the second month following the Executive's retirement. Monthly installment payments, if any, shall continue monthly thereafter, for the period designated by the Executive.

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                                    ARTICLE 3

                                  DEATH BENEFIT

     3.1 DEATH BENEFIT PRIOR TO COMMENCEMENT OF BENEFITS. In the event of the Executive's death while in the employment of the Corporation and prior to the commencement of Retirement Benefits or Disability Benefits, the Corporation shall pay a death benefit which is equal to the Executive's Retirement Account, at 100% vesting, on the Executive's date of death. The Corporation will pay the amount in one lump sum, ninety (90) days after the Executive's date of death.

         3.1.1 The death benefit shall be paid to the Executive's designated beneficiaries, in accordance with the last such designation received by the Corporation from the Executive prior to death. If no such designation has been received by the Corporation prior to death or if said payments are otherwise to be made as provided herein, said payments shall be made to the Executive's then living spouse; if the Executive is not survived by a spouse, then said payments shall be made to the then living children of the Executive, if any, in equal shares, and if none, any balance thereof in one lump sum to the estate of the Executive.

     3.2 DEATH BENEFIT AFTER COMMENCEMENT OF BENEFITS. In the event of the Executive's death after the commencement of Retirement Benefits or Disability Benefits, but prior to the completion of all such payments due and owing hereunder, the

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Corporation shall pay all remaining benefits due in one lump sum to the
Executive's designated beneficiary in accordance with the last such designation received by the Corporation from the Executive prior to death within ninety (90) days after the Executive's date of death. If no such designation has been received by the Corporation from the Executive prior to death or if said payments are otherwise to be made as provided herein, said payments shall be made to the Executive's then living spouse; if the Executive is not survived by a spouse, then said payments shall be made to the then living children of the Executive, if any, in equal shares, and if none, to the estate of the Executive.

                                    ARTICLE 4

                               DISABILITY BENEFITS

     4.1 Notwithstanding any other provision hereof, the Executive shall be entitled to receive payments hereunder prior to his Normal Retirement Date, in any case in which it is determined by a duly licensed physician selected by the Corporation, that because of ill health, accident, disability or general inability because of age, the Executive is no longer able, properly and satisfactorily, to perform his regular duties as an Executive. If the Executive's employment is terminated pursuant to this Article 4, the disability retirement benefit payable hereunder ("Disability Retirement Benefit") shall be equal, at 100% vesting, to the Executive's Retirement Account on

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the date of termination due to disability. Prior to the termination of employment, the Executive may elect a payout under the same payout election provided in Article 2.6 and receive or begin to receive his Retirement Account within ninety (90) days of the termination date.

                                    ARTICLE 5

                           CHANGE IN EMPLOYMENT STATUS

     5.1 If prior to Retirement the Corporation's Board of Directors determines that the Executive's employment performance is no longer at a level which deserves reward through participation in the Salary Continuation Plan, but does not terminate the Executive's employment with the Corporation, participation herein and eligibility to receive benefits hereunder shall be limited to the Executive's vested interest in the Retirement Account as of the date of change in employment status, provided that the Corporation gives the Executive advance notice of the termination of his participation herein and eligibility hereunder.

     5.2 The Board of Directors' authority to limit an Executive's benefits in this plan under this Article should cease in the event of a Change in Control of the Management of the Corporation.

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                                    ARTICLE 6

                                     VESTING

     6.1 If an Executive's termination of employment occurs because of Death, Disability, Normal Retirement Date, or any reason following a Change in Control of the Management of the Corporation, he will be fully (100%) vested in all benefits he is eligible to receive under this plan.

     6.2 Except as otherwise indicated in Article 7, the Executive shall vest in the Salary Continuation Plan according to the following schedule. The start date for the first year in the schedule is January 1st, 1996.

                         End of Year       % Vested
                         -----------       --------
                             1                 0
                             2                 0
                             3                 0
                             4                 0
                             5                 0
                             6                20
                             7                40
                             8                60
                             9                80
                             10              100


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                                    ARTICLE 7

                              TERMINATION FOR CAUSE

     7.1 If the Executive is Terminated for Cause, he shall forfeit all benefits whether vested or not under this Salary Continuation Plan.

     7.2 Termination for Cause shall mean termination of employment from the Corporation because of:

         a) The final conviction or confession of an Executive of a felony connected with or related to or which affects the performance of Executive's obligations as an Executive of the Corporation.

         b) Perpetration of fraud against or affecting the Corporation; and

         c) Gross negligence in connection with an Executive's employment with the Corporation.

                                    ARTICLE 8

                              VOLUNTARY TERMINATION

     8.1 If the Executive voluntarily resigns, the Executive benefits under this Plan shall equal the Executive's vested Retirement Account on date of resignation.

     8.2 The Executive's Retirement Account shall be paid at the Executive's Normal Retirement Date under payout provisions provided in Article 2.6.

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     8.3 If the Executive voluntarily resigns after a Change in Control of the
Management of the Corporation, the Executive shall be entitled to receive his Retirement Account, whether vested or not, within ninety (90) days of termination date under the payout election provision to Article 2.6.

                                    ARTICLE 9

                            TERMINATION WITHOUT CAUSE

     9.1 If an Executive is terminated without cause, he shall be entitled to elect a form of payment pursuant to Article 2.6 prior to such termination and receive or begin to receive his vested Retirement Account within ninety (90) days of termination under the payout election pursuant to Article 2.6.

                                   ARTICLE 10

                        NON-COMPETITION DURING EMPLOYMENT

     10.1 In consideration of the foregoing agreement of the Corporation and of the payments to be made by the Corporation pursuant hereto, the Executive hereby agrees that, so long as he remains employed by the Corporation, he will devote substantially all of his time, skill, diligence

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and attention to the business of the Corporation, and will not actively engage, either directly or indirectly, in any business or other activity which is or may be deemed to be in any way competitive with or adverse to the best interests of the business of the Corporation.

                                   ARTICLE 11

                            NO CONTRACT OF EMPLOYMENT

     11.1 Nothing contained in this Agreement shall be construed to be a contract of employment for any term of years, nor as conferring upon the Executive the right to continue to be employed by the Corporation in his present capacity, or in any other capacity. It is expressly understood by the parties hereto that this Agreement relates exclusively to additional compensation for the Executive's services, which compensation is payable after his retirement from active service of the Corporation or his death, and is not intended to be an employment contract.

                                   ARTICLE 12

                                NO TRUST CREATED

     12.1 Nothing contained in this Agreement, and no action taken pursuant to its provisions by either party hereto, shall create, nor be construed to create, a trust of

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any kind or a fiduciary relationship between the Corporation and the Executive, his designated beneficiary, any other beneficiary of the Executive or any other person.

                                   ARTICLE 13

              BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS:

                 UNSECURED GENERAL CREDITOR STATUS OF EXECUTIVE

     13.1 The payments to the Executive, his designated beneficiary or any other beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Corporation; no person shall have nor acquire any interest in such assets by virtue of the provisions of this Agreement. The Corporation's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Executive or any person acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Corporation.

     13.2 In the event that, in its discretion, the Corporation purchases an insurance policy or policies insuring the life of the Executive (or any other property) to allow the Corporation to recover the cost of providing the benefits, in whole or in part, hereunder, neither the

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Executive, his designated beneficiary, any other beneficiary nor any other person shall have nor acquire any rights whatsoever therein or in the proceeds therefrom. The Corporation shall be the sole owner and beneficiary of any such policy or policies and, as such shall possess and, may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for the Executive or any other person, nor as collateral security for any obligation of the Corporation hereunder.

                                   ARTICLE 14

                           DETERMINATION OF BENEFITS,

                       CLAIMS PROCEDURE AND ADMINISTRATION

     14.1 CLAIM. A person who believes that he is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as "Claimant") may file a written request for such benefit with the Corporation, setting forth his claim. The request must be addressed to the CFO of the Corporation at its then principal place of business.

     14.2 CLAIM DECISION. Upon receipt of a claim, the Corporation shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Corporation may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

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          14.2.1 If the claim is denied in whole or in part, the Corporation shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

                   (a) The specific reason or reasons for such denial;

                   (b) The specific reference to pertinent provisions of this Agreement on which such denial is based;

                   (c) A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;

                   (d) Appropriate information as to steps to be taken if the Claimant wishes to submit the claim for review; and

                   (e) The time limits for requesting a review under subsection
          c. and for review under subsection d. hereof.

     14.3 REQUEST FOR REVIEW. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Human Resources Director and the Senior Vice President of Sales of the Corporation review the determination of the Corporation. Such request must be addressed to the Secretary of the Corporation, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent

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documents and submit issues and comments in writing for consideration by the
Corporation. If the Claimant does not request a review of the Corporation's determination by the Human Resources Director and the Senior Vice President of Sales of the Corporation within such sixty (60) day period, he shall be barred and estopped from challenging the Corporation's determination.

     14.4 REVIEW OF DECISION. Within sixty (60) days after the receipt by the Human Resources Director and the Senior Vice President of Sales of the request for review, they will review the Corporation's determination. After considering all materials presented by the Claimant, the Human Resources Director and the Senior Vice President of Sales will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                                   ARTICLE 15

                          NON-ASSIGNABILITY OF BENEFITS

     15.1 Neither the Executive, his designated beneficiary nor any other beneficiary under this Agreement

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shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and non-transferable. Any such attempted assignment or transfer shall be void and shall terminate this Agreement; the Corporation shall thereupon have no further liability hereunder. No amount payable hereunder shall, prior to actual payment thereof, be subject to seizure by any creditor of any such beneficiary for the payment of any debt, judgment or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of the Executive, his designated beneficiary or any other beneficiary hereunder.

                                   ARTICLE 16

                                    AMENDMENT

     16.1 This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors and may not be otherwise terminated except as provided herein.

                                   ARTICLE 17

                                    INUREMENT

     17.1 This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and

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assigns, and the Executive, his successors, heirs, executors, administrators and beneficiaries.

                                   ARTICLE 18

                                     NOTICES

     18.1 Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

                                   ARTICLE 19

                                  GOVERNING LAW

     19.1 This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of FLORIDA .

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

                                               ALL AMERICAN SEMICONDUCTOR, INC.

                                                By
                                                   ----------------------------
                                                   President
ATTEST:


---------------------------
Secretary

                                                   ----------------------------
                                                   Executive

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